Orion Marine Group Updates Investors
HOUSTON, January 22, 2014 -- Orion Marine Group, Inc. (NYSE: ORN) (the "Company"), a leading heavy civil marine contractor serving the infrastructure sector, today is providing it's investors an update on the Company's outlook and end markets.
Market Outlook
As the Company begins a new year, it remains pleased with strong market fundamentals and continued steady demand for its heavy civil marine construction services. The private sector remains a dependable source of bid opportunities and the Company expects this trend to continue throughout 2014. In the fourth quarter, the Company bid on approximately $498 million worth of opportunities and was successful on approximately $137 million, representing a win rate of approximately 28%. Additionally, the Company currently has approximately $224 million worth of bids outstanding, of which it is the apparent low bidder on approximately $39 million. The Company reminds investors that the timing and size of awards can and does affect the win rate in any particular quarter.
During the fourth quarter, the Company experienced better production on several projects, which led to better than expected utilization of the Company’s equipment. This will result in some improvement in gross margin and revenue when compared to the third quarter. However, the better than expected production during the fourth quarter will result in less production during the first quarter 2014 due to the timing of project schedules. It is important to remember that most of the recently announced jobs will not begin until the second quarter of 2014, as currently planned. These two factors will negatively impact the Company’s overall fleet utilization and gross margins in the first quarter of 2014. However, the Company continues to build a strong backlog for 2014, and is pleased with a steady level of identified projects in its market tracking database. This coupled with continued strong demand from the private sector, should lead to full year 2014 profitable results.
Federal Update
After the partial government shutdown in the beginning of the fourth quarter, which had little impact on the Company’s existing federal contracts, developments out of Washington have been encouraging.
In December, both houses of Congress reached a two year budget deal for the Federal Government through fiscal year 2015. Appropriations for fiscal year 2014 have now been signed into law under this budget deal, including appropriations for the Army Corps of Engineers. This includes over $2.8 billion for Operations and Maintenance funding, where the Company typically bids on the majority of its federal dredging projects. The Company is hopeful that the two year budget deal will lead to certainty in Corps funding through fiscal year 2015, which will allow them to more efficiently execute their spending program. However, the Company believes the benefits of this budget deal may not begin to be realized until the second half of this year.
The Company continues to monitor the progress of The Water Resources Development Act (WRDA) of 2013 (Senate Bill 601) and Water Resources Reform and Development Act (House Bill 3080) as both remain in House-Senate conference where the differences between the two bills will be reconciled. The Company does not believe it will realize an immediate impact from the passage of this bill, but should see a positive long term impact.
Regarding coastal restoration opportunities, the second portion of the two-part federal trial continues in New Orleans. This phase will determine the amount of oil released in the 2010 Gulf of Mexico oil spill. Once a quantity has been determined, Clean Water Act fines will then be levied against the responsible parties. Under the RESTORE Act, 80% of the fines collected will go to the five Gulf Coast states for coastal restoration.
State Update
As 2014 begins, the Company continues to expect to see a steady amount of bridge opportunities from various state Departments of Transportation. The Company continues to execute on several bridge projects and expects bid opportunities to continue. The current transportation bill expires in June of 2014, and the Company will be closely monitoring funding developments.
Local & Private Update
Capital improvement plans continue to be implemented in various stages by local port authorities in order to prepare for larger ships transiting the expanded Panama Canal, which is currently expected to be completed in 2015. The Company continues to enjoy strong demand from the private sector as energy and non-energy sector clients continue to repair, expand, and refurbish their waterside infrastructure.
About Orion Marine Group
Orion Marine Group, Inc. provides a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast, Alaska, Canada, and the Caribbean Basin and acts as a single source turn-key solution for its customers’ marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as ‘believes’, ‘expects’, ‘may’, ‘will’, ‘could’, ‘should’, ‘seeks’, ‘approximately’, ‘intends’, ‘plans’, ‘estimates’, or ‘anticipates’, or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start dates, expected project duration, estimated project completion dates, anticipated revenues, and contract options, which may or may not be awarded in the future, including the statements set forth above in this press release. Forward looking statements involve risks, including those associated with the Company’s fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options, which may or may not be awarded in the future, which awards are in the sole discretion of the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company’s plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 6, 2013, which is available on its website at www.orionmarinegroup.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Chris DeAlmeida, Vice President Finance & Accounting, 713-852-6506
Drew Swerdlow, Sr. Analyst, Finance & Investor Relations, 713-852-6582